SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  October 5, 2011

NewCardio, Inc.
(Exact name of registrant as specified in charter)

Delaware	333-149166	20-1826789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2350 Mission College Blvd., Suite 1175, Santa Clara, CA		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(408) 516-5000

N/A
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On October 5, 2011, NewCardio, Inc., a Delaware corporation (the “Company”), entered into a letter agreement with the purchasers (“Purchasers”) of the Company’s 12% Secured Revolving Debentures (“Debentures”), amending the Debentures to change their maturity from a stated maturity date of September 30, 2011, to payment on demand.  Any demand for payment of the Debentures must be in writing, given at least five (5) business days prior to the specified payment date, and must be signed by the holders of at least sixty percent (60%) of the aggregate principal amount of Debentures then outstanding. The Debentures, in the aggregate principal amount of $3.9 million, were issued under a Securities Purchase Agreement, dated as of July 30, 2009, and a Securities Purchase Agreement, dated as of July 28, 2010, between the Company and the Purchasers (collectively, the “Purchase Agreements”).

A copy of the letter agreement is filed herewith as Exhibit 10.21.

Item 3.03.

Material Modification to Rights of Security Holders

The disclosure in Item 1.01 is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.21	Letter Agreement dated October 5, 2011 amending Credit Facility under 2009 and 2010 Securities Purchase Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCARDIO, INC.

	By:	/s/ Richard D. Brounstein
	Name:	Richard D. Brounstein
	Title:	Chief Financial Officer
Dated: October 12, 2011

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